Exhibit 99.1

1 2015 Annual Meeting of Stockholders May 15, 2015 Independence Holding Company American Independence Corp.

2 What is The IHC Group? • Two public companies (IHC and AMIC) collectively control: – Three carriers rated A - (Excellent) by A.M. Best Company with stable outlook – Increased ownership of AMIC to 92% – Vertically integrated administration – Varied, controlled distribution • Specialty health and group life & disability insurance company – Also individual life business • Focus on underwriting and pricing discipline • Concentration on market niches with higher margins

3 Significant Business Lines • Medical stop - loss – National leader since 1987 • Ancillary Health Benefits – STM – Dental/vision – Supplemental gap & limited fixed indemnity plans • Group Life and Disability & DBL – Leader in public sector markets since 1983 & Growth in DBL • Individual Life & Annuities • Other – Pet Insurance – Occupational Accident

4 IHC Medical Stop - Loss Structure of the business – Standard Security Life Insurance Company of New York (SSL) • Over the last 28 years, SSL has gained a reputation as one of the leading carriers nationally in offering medical stop - loss products to self - funded employers – IHC Risk Solutions (RS) • Direct writing stop - loss operation of SSL that distributes its products through TPAs, retail brokers, and wholesale brokers • RS produces 86% of IHC’s earned stop - loss premiums – Independent MGU’s • Only one of significant size with which IHC currently does business is our 42% owned affiliate

5 RS Growth & Profitability • RS growth strategy has the following key components: • Tiered partnership sales model • Expansion into broker market segment • Increased opportunities with small and medium sized employers as a result of the ACA • Enhanced product options and flexibility • Continue to build on CIGNA relationship • RS core business growth in 2014 was over 35% and continuing into 2015 with projected YTD growth of 20% (approximately 39% TTM ) • RS has produced exceptional loss ratios in each underwriting year from 2011 through 2013. Early indications for 2014 point to a favorable result.

6 What Puts RS Stop - Loss One Step Ahead? • A top 10 direct writing stop loss writer with a highly experienced management team • Long standing reputation and established market presence focused on superior customer service • Scalable platform well positioned to benefit from growth resulting from the Affordable Care Act • Thought leader – innovative approach to customers • Tiered partnership sales model drives growth with superior production partners • Industry - leading group captive programs • Specialized solutions for small employers • One of the most complete range of products and options in the market

7 Ancillary Health Products • Dental/Vision – sold to individuals and small groups • STM – temporary coverage sold to individuals/families; of particular interest for coverage in between open enrollments on HIX • Supplemental – sold to individuals/families: fixed - indemnity limited benefit plans • “Metal Gap” plans – sold to individuals with high out - of - pocket costs • Other – Pet insurance – Non - subscriber Occupational Accident

8 Ancillary Health Controlled Distribution • Healthedeals.com – award - winning IHC private exchange • IPA Family & Aspira A Mas – consumer direct sales agencies • IPA Direct – consumer direct sales call center • HIO – online lead generation company that owns www.healthinsurance.org • Telebrokerage division – selling individual and small employer group products

9 Group Life and Disability & DBL • 2014 total gross premiums = $107M • Highly profitable in 2014 • Increased retention on group life and disability • Derived principally from: – 30+ yr relationship with MGA with niche distribution – Short - term employer - mandated DBL in NY which has had significant growth

10 Individual Life & Annuities • 2014 total gross premiums = $26M • Derived principally from: – Closed blocks acquired by IHC – Individual policies selectively marketed to gov’t. workers, sr. citizens and members of military • IHC Financial Group – Recruits agents to sell life/annuity products

11 Maximizing Shareholder Value While Maintaining a High - Quality, Low - Duration Portfolio • Continue significant organic growth of higher margins stop - loss & ancillary health lines • Continue to grow Direct - to - Consumer and career distribution for ancillary health benefits and develop closer distribution relationships with nationally recognized major medical carriers to sell our specialty health products • Continue to grow DBL & group life and disability profitably • Continue to safeguard our assets – Strong, safe portfolio – overall rated AA – Short duration protects against inflation – 6.0 years • Continue to look at strategic transactions and respond to inquiries regarding sale of certain assets that could unlock shareholder value

12 IHC and AMIC Per Share Value • As market prices warrant, buy back shares of IHC • Recent price levels: • IHC book value $17.11 as of March 31, 2015 – Trading at 70 % of book value* • AMIC book value $11.48 as of March 31, 2015 – Trading at 85% of book value* • Russell 2000 Life Index is at 89% of book value* • NASDAQ Insurance Total Return Index is at 108 % of book value* *market price $ 12.06 for IHC and $ 9.81 for AMIC as of May 11, 2015

THE IHC GROUP
Independence Holding Company

Summary of Recent IHC Results

Year	Reported
Q1 2015	$0.30
2014[1]	$0.92
2013[2]	$0.77
2012[3]	$1.09
2011	$0.74
2010[4]	$1.31

1. The year ended 2014 was negatively affected by $7.1 million of losses before taxes in our major-medical lines that are largely attributable to the requirements of ACA , and positively affected by an increase of $2.2 million net of minority interest, for an increase in the deferred tax asset related to AMIC's federal net operating loss carryforward (NOL).
2. The year ended 2013 was negatively affected by $8.4 million of losses before taxes in our major-medical lines that are largely attributable to the requirements of ACA .
3 . IHC's 2012 results were positively affected by an increase of $4.6 million net of minority interest, for an increase in the deferred tax asset related to AMIC's federal NOL.
4. The gain recorded in the 2010 first quarter on IHC's investment in AMIC was $16.7 million, or $1.00 per share diluted, net of taxes. In the fourth quarter of 2009, the Company was required to record an other-than-temporary impairment (OTTI) loss on its equity investment in AMIC of approximately $16.7 million, or $0.99 per share diluted, due to the length of time and the magnitude of the amount by which the quoted market price of AMIC had been below IHC's carrying value.

©2014 The IHC Group

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14 The graph below matches Independence Holding Company's cumulative 5 - Year total shareholder return on common stock with the cumulative total returns of the Russell 2000 index and the S&P 500 Life & Health Insurance index. The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 12/31/2009 to 12/31/2014.

15 Forward - Looking Statements Certain statements in this presentation are “ forward - looking ” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, plans, objectives, future performance and business of IHC and AMIC. Forward - looking statements by their nature address matters that are, to differing degrees, uncertain. With respect to IHC and AMIC, particular uncertainties that could adversely or positively affect our future results include, but are not limited to, economic conditions in the markets in which we operate, new federal or state governmental regulation, our ability effectively to operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in our news releases and filings with the Securities and Exchange Commission. These uncertainties may cause IHC ’ s and AMIC ’ s actual future results to be materially different than those expressed in this presentation. Neither IHC nor AMIC undertakes to update its forward - looking statements.